                                                                   EXHIBIT 10.41

                THIRD AMENDMENT TO SECOND RESTATED AND AMENDED
                ----------------------------------------------
                       LOAN AGREEMENT AND LIMITED WAIVER
                       ---------------------------------


     THIS THIRD AMENDMENT TO SECOND RESTATED AND AMENDED LOAN AGREEMENT AND LIMITED WAIVER (hereinafter called this "Amendment") is entered into on October 23, 1995 to be effective as of September 30, 1995, among VISUAL NUMERICS, INC., a Texas corporation formerly known as IMSL, Inc. (the "Company"), VISUAL NUMERICS, INC. OF COLORADO, a California corporation formerly known as IMSL Acquisition Corp., Inc. ("VNIC"), VISUAL NUMERICS, INC. (EUROPE), a Texas corporation ("VNIE"), and FIRST INTERSTATE BANK OF TEXAS, N.A., (the "Bank"). Each of CHARLES W. JOHNSON (the "Guarantor") and JENNIFER C. JOHNSON joins in the execution hereof for the purpose of acknowledging to the amendments and other provisions hereof and agreeing to such amendments and other provisions applicable to Charles W. Johnson and Jennifer C. Johnson, respectively.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company, VNIC and the Bank entered into a Second Restated and Amended Loan Agreement dated as of December 16, 1992 (hereinafter called the "Second Restated and Amended Agreement"), whereby, upon the terms and conditions therein stated, the Bank agreed to make available to the Company a credit facility upon the terms and conditions set forth in the Agreement; and

     WHEREAS, as of February 28, 1994 the Company, VNIC, VNIE, and the Bank entered into a First Amendment to Second Restated and Amended Loan Agreement (the "First Amendment"); and

     WHEREAS, as of April 1, 1995 the Company, VNIC, VNIE, and the Bank entered into a Second Amendment to Second Restated and Amended Loan Agreement (the "Second Amendment" and, together with the First Amendment and the Second Restated and Amended Agreement, the "Agreement"); and

     WHEREAS, the Company, the Corporate Guarantors and the Guarantor have requested the Bank to (i) make a $500,000 term loan to the Company, (ii) amend certain covenants of the Company and the Corporate Guarantors contained in the Agreement, and (iii) waive certain specific Events of Default under the Agreement; and

     WHEREAS, subject to and upon the terms and conditions hereinafter stated, the Bank is willing to do so;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

     SECTION 1.  Terms Defined in Agreement.  As used in this Amendment, except
                 --------------------------
as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

     SECTION 2.  Amendments to Agreement.  Subject to the conditions precedent
                 -----------------------
set forth in Section 4 hereof, the Agreement is hereby amended as follows:
             ---------

          (a)  The following definition of "Term Note A" is hereby added to
Section 1.2 of the Agreement in the correct alphabetical order:

          "Term Note A means the promissory note issued pursuant to
           -----------
     Section 3.1 hereof as the same may be renewed, rearranged, modified, increased or extended at any time, from time to time."

          (b) The definition of "Notes" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Notes" is substituted in lieu thereof:

          "Notes means the Term Note A and Revolving Note."
           -----

          (c) Section 3.1 of the Agreement is hereby deleted therefrom and the following Section 3.1 is substituted in lieu thereof:

          "Section 3.1  Term Loan.  Subject to and upon the terms,
                        ---------
     conditions, covenants and agreements contained herein, the Bank agrees to lend to the Company the sum of $500,000 to be evidenced by the Company's promissory note payable to the order of the Bank in substantially the form of Exhibit D attached hereto ("Term Note A").
                               ---------

          All renewals, extensions, modifications, increases, and rearrangements of Term Note A, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and the Company shall be deemed to have ratified, as of such renewal, extension, modification, increase, or arrangement date, all of the representations, warranties, covenants and agreements set forth herein."

          (d) Sections 5.11, 5.12, 5.13, 5.14, 5.15 and 5.16 of the Agreement
are hereby deleted therefrom and the following Sections 5.11, 5.12, 5.13, 5.14,
5.15 and 5.16 are substituted in lieu thereof:

          "Section 5.11  Current Ratio.  The Company and its Subsidiaries
                         -------------
     will maintain, on a consolidated basis, a ratio of (a) Current Assets to (b) Current Liabilities less Unearned Revenues, at all times during each period set forth below, of not less than the ratio set forth below opposite such period:

                    Period                           Ratio
                    ------                           -----
            1/01/94 through 6/29/94               1.0 to 1.0
            6/30/94 through 9/30/94               1.0 to 1.0
           10/01/94 through 12/30/94              1.1 to 1.0
            12/31/94 and thereafter               1.2 to 1.0"

          "Section 5.12  Indebtedness to Net Worth Ratio.  The Company and
                         -------------------------------
     its Subsidiaries will maintain, on a consolidated basis, a ratio of
     (a) total Indebtedness less Unearned Revenues to (b) Net Worth, at all times during each period set forth below, of not greater than the ratio set forth below opposite such period:

                    Period                           Ratio
                    ------                           -----
            1/01/94 through 6/29/94                4.0 to 1.0
            6/30/94 through 9/30/94                3.8 to 1.0
           10/01/94 through 12/30/94               3.3 to 1.0
           12/31/94 through 9/29/95                2.8 to 1.0
            9/30/95 and thereafter                2.25 to 1.0"

          "Section 5.13  Net Worth.  The Company and its Subsidiaries will
                         ---------
     maintain, on a consolidated basis, a positive Net Worth, at all times during each period set forth below, of at least the amount set forth below opposite such period:

                    Period                           Ratio
                    ------                           -----
            1/01/94 through 6/29/94               $3,500,000
            6/30/94 through 9/30/94               $3,600,000
           10/01/94 through 12/30/94              $4,400,000
           12/31/94 through 9/29/95               $5,400,000

            9/30/95 through 12/30/95              $4,700,000
             12/31/95 and thereafter              $5,500,000"


          "Section 5.14  Tangible Net Worth.  The Company and its
                         ------------------
     Subsidiaries will maintain, on a consolidated basis, a Tangible Net Worth, at all times during each period set forth below, of at least the amount set forth below opposite such period:

                       Period                           Ratio
                       ------                           -----
               1/01/94 through 6/29/94             ($3,750,000)
               6/30/94 through 9/30/94             ($3,650,000)
               10/01/94 through 12/30/94           ($2,500,000)
               12/31/94 through 9/29/95            ($1,600,000)
               9/30/95 through 12/30/95            ($1,800,000)
               12/31/95 and thereafter             ($1,500,000)"

          "Section 5.15  Cash Flow (less Capitalized Software Development
                         ------------------------------------------------
     Expenses) to Fixed Charge Ratio.  The Company and its Subsidiaries
     -------------------------------
     will maintain, on a consolidated basis, a ratio of Cash Flow (less Capitalized Software Development Expenses) to Fixed Charges, calculated for each period set forth below as of the last day of each calendar quarter during such period, on a cumulative basis from the beginning of the year, of not less than the ratio set forth opposite such period:

                         Period                      Ratio
                         ------                      -----
               1/01/94 through 6/30/94            0.26 to 1.0
               1/01/94 through 9/30/94            0.26 to 1.0
               1/01/94 through 11/30/94           0.80 to 1.0
               1/01/94 through 12/31/94           0.80 to 1.0
               1/01/95 through 3/31/95            0.80 to 1.0
               1/01/96 and thereafter             1.00 to 1.0"

          "Section 5.16  Cash Flow to Fixed Charge Ratio.  The Company and
                         -------------------------------
     its Subsidiaries will maintain, on a consolidated basis, a ratio of Cash Flow to Fixed Charges, calculated for each period set forth below as of the last day of each calendar quarter during such period, on a cumulative basis from the beginning of the year, of not less than the ratio set forth opposite such period:

                         Period                      Ratio
                         ------                      -----
               1/01/94 through 6/29/94            0.56 to 1.0
               1/01/94 through 9/30/94            0.56 to 1.0
               1/01/94 through 11/30/94           1.14 to 1.0
               1/01/94 through 12/31/94           1.20 to 1.0
               1/01/95 through 3/31/95            1.20 to 1.0
               1/01/95 through 6/30/95            1.20 to 1.0
               1/01/95 through 9/30/95            1.10 to 1.0
               1/01/95 through 12/31/95           1.10 to 1.0
               1/01/96 and thereafter             1.50 to 1.0"

          (e)  The Agreement is hereby amended by adding the following Section
6.15 thereto immediately after Section 6.14 of the Agreement:

          "Section 6.15  Capitalized Software Development Expenses.  The
                         -----------------------------------------
     Company will not, and will not permit any of its Subsidiaries to, expend or enter into any commitment to expend an amount in the aggregate for Capitalized Software Development Expenses which exceeds $1,500,000 in the aggregate during any fiscal year during the term hereof."

          (f) Exhibit D to the Agreement is deleted therefrom and Exhibit D attached hereto is substituted in lieu thereof.

     SECTION 3.  Limited Waiver.  (a)  Section 5.15 of the Agreement required
                 --------------
that the Company and its Subsidiaries maintain on a consolidated basis, a ratio of Cash Flow (less Capitalized Software Development Expenses) to Fixed Charges (the "Coverage Ratio") for the period commencing January 1, 1995 and ending June 30, 1995, calculated as of June 30, 1995 on a cumulative basis from January 1, 1995, of not less than 0.80 to 1.0. The Company has notified the Bank that its Coverage Ratio for the period referenced in the preceding sentence is 0.63 to 1.0, which constitutes an Event of Default under the Agreement. The Bank hereby waives any Default or Event of Default arising out of the failure of the Company and its Subsidiaries to maintain, on a consolidated basis, the Coverage Ratio required by Section 5.15 of the Agreement for the period commencing January 1, 1995 and ending June 30, 1995, calculated as of June 30, 1995 on a cumulative basis from January 1, 1995. This waiver is limited to compliance by the Company and its Subsidiaries with the terms of Section 5.15 of the Agreement for the period commencing January 1, 1995 and ending June 30, 1995.

          (b) Section 5.13 of the Agreement required that the Company and its Subsidiaries maintain on a consolidated basis, a positive Net Worth, at all times during the period of December 31, 1994 through December 31, 1995 of at least $5,400,000. The Company has notified the Bank that its Net Worth as of August 31, 1995 is $5,124,000 which constitutes an Event of Default under the Agreement. The Bank hereby waives any Default or Event of Default arising out of the failure of the Company and its Subsidiaries to maintain, on a consolidated basis, the Net Worth required by Section 5.13 of the Agreement as of August 31, 1995. This waiver is limited to compliance by the Company and its Subsidiaries with the terms of Section 5.13 of the Agreement for the month ending August 31, 1995.

          (c) Except as specifically waived by this Section 3 and amended pursuant to Section 2 of this Amendment, all terms, conditions, covenants, representations and warranties and all other provisions of the Agreement remain in full force and effect.

     SECTION 4.  Conditions of Effectiveness.  As a condition precedent to the
                 ---------------------------
effectiveness of this Amendment and the Bank's agreements and obligations hereunder, the Company, the Corporate Guarantors, the Guarantor and Jennifer C. Johnson, as applicable, shall have taken the following actions and delivered to the Bank the following documents and instruments, in form and substance satisfactory to the Bank:

          (a)  The Company, the Corporate Guarantors, the Guarantor and Jennifer
C. Johnson shall have duly executed and delivered this Amendment, such other Loan Documents, and such evidence of filings, acknowledgements or acceptances of any such documents, as the Bank may reasonably request or require, all duly executed and delivered by all parties thereto.

          (b) The Company shall have delivered to the Bank certificates of the Secretary or Assistant Secretary of each of the Company and the Corporate Guarantors setting forth resolutions of its Board of Directors in form and substance reasonably satisfactory to the Bank with respect to this Amendment.

          (c) For and in consideration of the Bank's agreement to provide the term loan under Term Note A, the Company shall have paid to the Bank the sum of $5,000 in immediately available funds, as a previously agreed to nonrefundable commitment fee.

          (d) The Company shall have paid all accrued and unpaid legal fees and expenses referred to in Section 8.7 of the Agreement and Section 8 hereof to the extent invoices for such fees and expenses have been delivered to the Company.

          (e) Such other evidence as the Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Amendment.

     SECTION 5.  Representations, Warranties and Covenants of the Company and
                 ------------------------------------------------------------
the Corporate Guarantors.  Each of the Company and the Corporate Guarantors
------------------------
represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:

          (a) Each of the Company and the Corporate Guarantors has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Company and the Corporate Guarantors requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

          (b) The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which the Company, the Corporate Guarantors or any of their respective Subsidiaries is a party constitute the legal, valid and binding obligations of the Company, the Corporate Guarantors and any of their respective Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

          (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Company or the Corporate Guarantors, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Company or the Corporate Guarantors is subject. Neither the Company's nor the Corporate Guarantors' execution of this Amendment will result in the creation or imposition of any lien upon any properties of the Company or the Corporate Guarantors, other than those permitted by the Agreement and this Amendment.

          (d) Neither the Company's nor the Corporate Guarantors' execution, delivery and performance of this Amendment requires the consent or approval of any other Person, including, without limitation, any Governmental Authority.

          (e) The quarterly unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1995, and the monthly unaudited consolidated balance sheet of the Company and its Subsidiaries as of August 31, 1995, and the related consolidated statements of earnings, capital accounts, and cash flows of the Company for the quarter and month then ended and the consolidated balance sheet and related consolidated statements of earnings, capital accounts and cash flows for the period commencing the first day of the fiscal year and ending on the last day of such quarter and month which have been furnished to the Bank, fairly present the financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the periods ended on such date, all in accordance with GAAP applied on a consistent basis, and since August 31, 1995 there has been no material adverse change in such condition or operations.

          (f) Except for the Event of Default expressly waived in accordance with Section 3 hereof, each of the Company and the Corporate Guarantors has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by the Company and the Corporate Guarantors prior to or at the time of delivery of this Amendment.

          (g) Except for the Event of Default expressly waived in accordance with Section 3 hereof, no Default or Event of Default exists.

          (h) Nothing in this Section 5 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which the Company, the Corporate Guarantors or any of their respective Subsidiaries is a party. Each of the Company and the Corporate Guarantors represents and warrants that all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date, except (i) such representations that relate solely to an earlier date and that were true and correct on such earlier date, and (ii) the breach or inaccuracy of representations and warranties about which the Bank has been notified in writing prior to the date of this Amendment.

     SECTION 6.  Reference to and Effect on the Agreement.
                 ----------------------------------------

          (a) Upon the effectiveness of Sections 1, 2, and 3 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     SECTION 7.  Defaults and Events of Default.  Each of the Company, the
                 ------------------------------
Corporate Guarantors, the Guarantor and Jennifer C. Johnson agrees that no Event of Default and no Default (other than the Event of Default expressly waived in accordance with Section 3 hereof) has been waived or remedied by the execution of this Amendment by the Bank, and any Default or Event of Default (other than the Event of Default expressly waived in accordance with Section 3 hereof) heretofore arising and currently continuing shall continue after the execution and delivery hereof.

     SECTION 8.  Cost, Expenses and Taxes.  The Company agrees to pay on demand
                 ------------------------
all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Bank. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 9.  Extent of Amendments.  Except as otherwise expressly provided
                 --------------------
herein, the Agreement and the other Loan Documents are not amended, modified or affected by this

Amendment. Each of the Company and the Corporate Guarantor ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and
(iii) the Collateral is unimpaired by this Amendment.

     SECTION 10.  Acknowledgment.  The undersigned officers of each of the
                  --------------
Company and the Corporate Guarantors executing this Amendment represent and warrant that they have full power and authority to execute and deliver this Amendment on behalf of the Company and the Corporate Guarantors, respectively, that such execution and delivery has been duly authorized by each of the Board of Directors of the Company and the Corporate Guarantors, respectively, and that the resolutions previously delivered to the Bank in connection with the execution and delivery of the Second Restated and Amended Loan Agreement, the First Amendment, and the Second Amendment, are and remain in full force and effect and have not been altered, amended or repealed in anyway.

     SECTION 11.  Grant and Affirmation of Security Interest.
                  ------------------------------------------

          (a) Each of the Guarantor and Jennifer C. Johnson hereby grants a security interest in the Collateral to secure payment and performance of the Guaranteed Obligations (as such term is defined in Security Agreement-Pledges executed by the Guarantor and Jennifer C. Johnson), including, without limitation, Term Note A and the Revolving Note, and all documents and instruments executed in connection therewith and, each of the Guarantor and Jennifer C. Johnson hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Guaranteed Obligations hereby are renewed, extended and carried forth to secure payment and performance of all of the Guaranteed Obligations. The Security Instruments executed by the Guarantor and Jennifer C. Johnson are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

          (b) Each of the Company and the Corporate Guarantors hereby grants a security interest in the Collateral to secure payment and performance of Term Note A, the Revolving Note, and the obligations described in the Agreement and all documents and instruments executed in connection therewith and, each of the Company and the Corporate Guarantors hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Obligations (including, without limitation, Term

Note A and the Revolving Note) hereby are renewed, extended and carried forth to secure payment and performance of all of the Obligations (including, without limitation, Term Note A and the Revolving Note). The Security Instruments executed by the Company and the Corporate Guarantors are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

     SECTION 12.  Guaranties.
                  ----------

          (a) VNIC hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Guaranty, executed and delivered to the Bank on December 16, 1992, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, Term Note A and the Revolving Note.

          (b) VNIE hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Guaranty, executed and delivered to the Bank on February 28, 1995, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, Term Note A and the Revolving Note.

          (c) Guarantor hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that his Restated and Amended Limited Guaranty Agreement, executed and delivered to the Bank on February 26, 1994, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, Term Note A and the Revolving Note.

     SECTION 13.  Execution and Counterparts.  This Amendment may be executed in
                  --------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 14.  Severability.  In the event any one or more provisions
                  ------------
contained in the Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

     SECTION 15.  Governing Law.  This Amendment shall be governed by and
                  -------------
construed in accordance with the laws of the State of Texas.

     SECTION 16.  Headings.  Section headings in this Amendment are included
                  --------
herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 17.  Arbitration Program.  The parties agree to be bound by the
                  -------------------
terms and provisions of the current Arbitration Program of the Bank which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

     Section 18.  Waivers and Release of Claims.  As additional consideration to
                  -----------------------------
the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Bank to enter into this Amendment, each of the Company, the Corporate Guarantors, Jennifer C. Johnson, and the Guarantor represents and warrants that none of the Company, the Corporate Guarantors, Jennifer C. Johnson, or the Guarantor knows of any facts, events, statuses or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Bank or any defense, counterclaim or right of setoff to the payment or performance of any obligations or indebtedness of the Company, the Corporate Guarantors, Jennifer C. Johnson, or the Guarantor to the Bank, and in the event any such facts, events, statuses or conditions exist or have existed, whether known or unknown, each of the Company and the Corporate Guarantors for itself, its subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, and the Guarantor and Jennifer C. Johnson, for themselves and their heirs and assigns, hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Bank and its respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, from any and all claims, actions, demands, and causes of action of whatever kind or character that may have arisen prior to the execution of this Amendment, whether joint or several, whether known or unknown, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liability whatsoever and whenever incurred or suffered by any of them. Notwithstanding any provision of this Amendment, the Agreement or any other Loan Document, this Section 16 shall remain in full force and effect and shall survive the delivery of the Notes, this Amendment and the Other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

     SECTION 19.  NO ORAL AGREEMENTS.  THE AGREEMENT (AS AMENDED BY THIS
                  ------------------
AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

COMPANY:                            BANK:
-------                             ----

VISUAL NUMERICS, INC.               FIRST INTERSTATE BANK
                                     OF TEXAS, N.A.


By /s/ Richard G. Couch               By /s/ Bennett D. Douglas
  ----------------------------          ------------------------------
  Name:                                 Name:
  Title:                                Title:

CORPORATE GUARANTORS:
---------------------

VISUAL NUMERICS, INC. OF COLORADO


By /s/ Richard G. Couch
  ----------------------------
 Name:
 Title:

VISUAL NUMERICS, INC. (EUROPE)


By /s/ Richard G. Couch
  ----------------------------
 Name:
 Title:

GUARANTOR:
---------


/s/ Charles W. Johnson
------------------------------
CHARLES W. JOHNSON


/s/ Jennifer C. Johnson
------------------------------
JENNIFER C. JOHNSON

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